Exhibit 99.1

551 Fifth Avenue Suite 300 New York, NY 10176
PRESS RELEASE

Contact:
Investors & Analysts:	David Farwell	Media:	Tony Mitchell
	(212) 297-9792		(212) 297-9828
	dfarwell@abm.com		tony.mitchell@abm.com
ABM INDUSTRIES ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS
AND DECLARES QUARTERLY DIVIDEND
Net Income Declines, Primarily Driven By Prior-Year Insurance Adjustments
Adjusted Income from Continuing Operations Increases 18%
Company Declares 174th Consecutive Quarterly Dividend

	Three Months Ended			Nine Months Ended
	July 31,		Increase	July 31,		Increase
(in millions)	2009	2008	(Decrease)	2009	2008	(Decrease)

Revenues	$870.6	$923.7	(5.7)%	$2,613.8	$2,717.8	(3.8)%

Income from continuing operations	12.4	16.3	(24.1)%	40.2	37.9	6.0%

Net Income	12.3	16.4	(25.2)%	39.3	33.9	16.0%

Adjusted income from continuing operations	18.7	15.8	18.4%	48.0	37.7	27.3%

Net cash provided by operating activities	$9.3	$15.7	(41.0)%	$76.5	$36.8	107.6%
(See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
NEW YORK, NY — September 2, 2009 — ABM Industries Incorporated (NYSE:ABM) today reported revenues for the third quarter of fiscal year 2009 of $870.6 million compared to third quarter of fiscal year 2008 revenues of $923.7 million. Net income for the third quarter of fiscal year 2009 was $12.3 million, a 25.2% decrease from $16.4 million in the year-ago quarter. Net income for the third quarter of fiscal year 2009 included a $2.2 million after-tax insurance expense related to prior years compared to a $4.6 million after-tax insurance benefit related to prior years in the year-ago quarter. Earnings per diluted share for the third quarter of fiscal year 2009 decreased 25.0% to $0.24 compared to third quarter of fiscal year 2008 earnings per diluted share of $0.32.

Income from continuing operations for the third quarter of fiscal year 2009 was $12.4 million ($0.24 per diluted share) compared to $16.3 million ($0.32 per diluted share) in the third quarter of fiscal year 2008. Adjusted income from continuing operations increased to $18.7 million, or $0.36 per diluted share, for the third quarter of fiscal year 2009, which excludes the $2.2 million after-tax insurance expense noted above and approximately $3 million after-tax costs related to the closing stages of the corporate initiatives which began in 2007. This compares to $15.8 million, or $0.31 per diluted share, in the third quarter of fiscal year 2008, which excludes a net $0.5 million benefit from items impacting comparability. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability) for the third quarter of fiscal year 2009 was $37.8 million compared to $35.0 million in the year-ago quarter. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
“We continue to deliver strong results from our operating divisions,” said Henrik Slipsager, president and chief executive officer of ABM Industries Incorporated. “I am pleased that revenues in our third quarter increased slightly over the second quarter as we start to see signs of an improving economy. Combined, our operating divisions increased profits and margins, driven by aggressive cost controls. Adjusted income from continuing operations increased 18% for the quarter and adjusted EBITDA, a key measure of the strength of our operations, was up 8% year-over-year for the third quarter and nearly 14% for the first nine months of the fiscal year.” (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
Slipsager added: “We also continue to generate strong operating cash flow across the business. Net cash from operations increased to approximately $77 million through the first nine months of the year, which helped support our acquisition of facility services assets from Control Holding Group during the quarter. Additionally, we continue to reduce borrowings under our line of credit, net of acquisitions. These ongoing aggressive steps to improve profitability and generate cash from operations strongly position the Company for a rebound in the U.S economy.”
The Company reported net income for the nine months ended July 31, 2009 of $39.3 million, an increase of 16.0% compared to $33.9 million for the first nine months of fiscal year 2008. Earnings per diluted share for the first nine months of fiscal year 2009 increased 15.2% to $0.76 per diluted share compared to $0.66 per diluted share in the first nine months of fiscal year 2008. Income from continuing operations for the first nine months of fiscal year 2009 increased to $40.2 million ($0.78 per diluted share) compared to $37.9 million ($0.74 per diluted share) for the first nine months of fiscal year 2008. Adjusted income from continuing operations for the first nine months of fiscal year 2009 was $48.0 million, or $0.93 per diluted share, compared to $37.7 million, or $0.74 per diluted share, for the first nine months of fiscal year 2008. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
The Company also announced that the Board of Directors has declared a fourth quarter cash dividend of $0.13 per common share payable on November 2, 2009 to stockholders of record on October 8, 2009. This will be ABM’s 174th consecutive quarterly cash dividend.
Guidance
The Company now estimates that full fiscal year 2009 income from continuing operations per diluted share will be in the range of $1.05 to $1.15, which takes into consideration the unanticipated impact of the insurance expense related to prior years. The Company is reaffirming its guidance for fiscal year 2009 adjusted income from continuing operations per diluted share, which it expects will be in the range of $1.25 to $1.35. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
Conference Call
On Thursday, September 3, 2009 at 9:00 a.m. (EDT), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager and Executive Vice President and Chief Financial Officer James S. Lusk. The webcast will be accessible at:
http://investor.abm.com/eventdetail.cfm?eventid=71925
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required.
Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877-627-6566 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 888-203-1112, and then entering ID #7514121.
Conference Call Presentation
In connection with the conference call to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com, and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries Incorporated
ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is the leading provider of facility services in the United States. With fiscal 2008 revenues in excess of $3.6 billion and approximately 100,000 employees, ABM provides janitorial, facility, engineering, parking and security services for thousands of commercial, industrial, institutional and retail facilities across the United States, Puerto Rico and British Columbia, Canada. ABM’s business services include ABM Janitorial Services, ABM Facility Services, ABM Engineering Services, Ampco System Parking and ABM Security Services.
Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. In addition, the financial results reported in this release continue to be subject to adjustment until filing of the Company’s quarterly report on Form 10-Q for the quarter ended July 31,2009. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These factors include but are not limited to: (1) further declines in commercial office building occupancy and rental rates relating to a deepening of the current recession; (2) the inability to attract or grow revenues from new customers or loss of customers or financial difficulties or bankruptcy of a major customer or multiple customers; (3) the inability of customers to access the credit markets impacting the Company’s ability to collect receivables; (4) a slowdown in the Company’s acquisition activity, diversion of management focus from operations as a result of acquisitions or failure to timely realize anticipated cost savings and synergies from acquisitions; (5) intense competition that lowers revenue or reduces margins; (6) an increase in costs that the Company cannot pass on to customers; (7) functional delays and resource constraints related to the Company’s transition to new information technology systems, the support of multiple concurrent projects relating to these systems and delays in completing such projects; (8) unanticipated costs or service disruptions associated with the transition of certain IT services from IBM to third-party vendors or associated with providing those services internally; (9) disruption in functions affected by the transition to Shared Services Centers; (10) the inability to collect accounts receivable retained by the Company in connection with the sale of its lighting business; (11) changes in estimated claims or in the frequency or severity of claims against the Company, deterioration in claims management, cancellation or non-renewal of the Company’s primary insurance policies or changes in the Company’s customers’ insurance needs; (12) future fluctuations in the fair value of the Company’s investment in auction rate securities that are deemed other-than-temporarily impaired; (13) increase in debt service requirements; (14) labor disputes leading to a loss of sales or expense variations; (15) natural disasters or acts of terrorism that disrupt the Company in providing services; (16) events or circumstances that may result in impairment of goodwill recognized on the OneSource or other acquisitions; (17) significant accounting and other control costs that reduce the Company’s profitability; and (18) the unfavorable outcome in one or more of the several class and representative action lawsuits alleging various wage and hour claims or in other litigation. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2008 and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations for the third quarter and first nine months of fiscal years 2009 and 2008 and guidance for fiscal year 2009, as adjusted for items impacting comparability. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the third quarter and first nine months of fiscal years 2009 and 2008. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
###

Financial Schedules
(In thousands, except per share data)
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	July 31,	October 31,
	2009	2008 (a)

Assets
Cash and cash equivalents	$23,573	$26,741
Trade accounts receivable, net	470,545	473,263
Prepaid income taxes	15,151	7,097
Current assets of discontinued operations	16,780	34,508
Prepaid expenses and other	58,981	57,011
Deferred income taxes, net	55,392	57,463
Insurance recoverables	4,817	5,017

Total current assets	645,239	661,100
Non-current assets of discontinued operations	5,846	11,205
Insurance deposits	42,506	42,506
Other investments and long-term receivables	5,524	4,470
Deferred income taxes, net	72,512	88,704
Insurance recoverables	67,300	66,600
Other assets	31,182	23,310
Investments in auction rate securities	19,655	19,031
Property, plant and equipment, net	59,438	61,067
Other intangible assets, net	63,084	62,179
Goodwill	548,978	535,772

Total assets	$1,561,264	$1,575,944

Liabilities
Trade accounts payable	$87,511	$104,930
Accrued liabilities Compensation	93,032	88,951
Taxes — other than income	19,638	20,270
Insurance claims	84,500	84,272
Other	78,013	76,590
Income taxes payable	4,504	2,025
Current liabilities of discontinued operations	12,316	10,082

Total current liabilities	379,514	387,120
Income taxes payable	14,369	15,793
Line of credit	196,000	230,000
Retirement plans and other	37,754	37,095
Insurance claims	259,010	261,885

Total liabilities	886,647	931,893

Stockholders’ Equity	674,617	644,051

Total liabilities and stockholders’ equity	$1,561,264	$1,575,944

(a)	Amounts shown as of October 31, 2008 reflect the reclassification of certain net book credit cash balances which increased cash and cash equivalents and trade accounts payable. The reclassification resulted in an increase in cash and cash equivalents and trade accounts payable as of October 31, 2008 in the amount of $26.0 million. In addition, $8.9 million has been reclassed from other accrued liabilities to trade accounts payable as of October 31, 2008, related to certain net book credit cash balances that were previously reclassed.

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,
	2009	2008 (a)

Net cash provided by continuing operating activities	8,295	13,369
Net cash provided by discontinued operating activities	968	2,326

Net cash provided by operating activities	$9,263	$15,695

Net cash used in continuing investing activities	(24,179)	(10,363)
Net cash provided by discontinued investing activities	—	189

Net cash used in investing activities	$(24,179)	$(10,174)

Proceeds from exercises of stock options (including income tax benefit)	1,690	5,197
Dividends paid	(6,693)	(6,330)
Borrowings from line of credit	182,000	136,000
Repayment of borrowings from line of credit	(168,000)	(152,500)
Book overdraft payable	9,427	7,079

Net cash provided by (used in) financing activities	$18,424	$(10,554)

	Nine Months Ended July 31,
	2009	2008 (a)

Net cash provided by continuing operating activities	52,636	30,950
Net cash provided by discontinued operating activities	23,829	5,883

Net cash provided by operating activities	$76,465	$36,833

Net cash used in continuing investing activities	(32,293)	(446,990)
Net cash provided by discontinued investing activities	—	174

Net cash used in investing activities	$(32,293)	$(446,816)

Proceeds from exercises of stock options (including income tax benefit)	3,206	12,985
Dividends paid	(20,007)	(18,901)
Borrowings from line of credit	525,000	658,500
Repayment of borrowings from line of credit	(559,000)	(373,500)
Book overdraft payable	3,461	7,776

Net cash (used in) provided by financing activities	$(47,340)	$286,860

(a)	Amounts shown for the three months and nine months ended July 31, 2008 reflect the reclassification of certain net book credit cash balances which increased cash and cash equivalents and trade accounts payable. These reclassifications resulted in an increase in net cash provided by (used in) financing activities for the three and nine months ended July 31, 2008 in the amounts of $7.1 million and $7.8 million, respectively.

CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended July 31,		Increase
	2009	2008	(Decrease)

Revenues	$870,635	$923,667	(5.7)%
Expenses
Operating	782,449	818,887	(4.4)%
Selling, general and administrative	64,736	72,317	(10.5)%
Amortization of intangible assets	2,952	2,518	17.2%

Total expenses	850,137	893,722	(4.9)%

Operating profit	20,498	29,945	(31.5)%
Other-than-temporary impairment losses on auction rate securities:
Gross impairment losses	3,575	—	NM *
Impairments recognized in other comprehensive income	(2,009)	—	NM *
Interest expense	1,472	3,338	(55.9)%

Income from continuing operations before income taxes	17,460	26,607	(34.4)%
Provision for income taxes	5,060	10,263	(50.7)%

Income from continuing operations	12,400	16,344	(24.1)%
(Loss) income from discontinued operations	(124)	68	NM *

Net Income	$12,276	$16,412	(25.2)%

Net Income Per Common Share — Basic
Income from continuing operations	$0.24	$0.32	(25.0)%
(Loss) income from discontinued operations	—	—	NM *

	$0.24	$0.32	(25.0)%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.24	$0.32	(25.0)%
(Loss) income from discontinued operations	—	—	NM *

	$0.24	$0.32	(25.0)%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	51,471	50,653
Diluted	51,937	51,650

Dividends Declared Per Common Share	$0.130	$0.125

CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Nine Months Ended July 31,		Increase
	2009	2008	(Decrease)

Revenues	$2,613,818	$2,717,808	(3.8)%
Expenses
Operating	2,335,865	2,428,989	(3.8)%
Selling, general and administrative	200,388	207,694	(3.5)%
Amortization of intangible assets	8,455	7,443	13.6%

Total expenses	2,544,708	2,644,126	(3.8)%

Operating profit	69,110	73,682	(6.2)%
Other-than-temporary impairment losses on auction rate securities:
Gross impairment losses	3,575	—	NM *
Impairments recognized in other comprehensive income	(2,009)	—	NM *
Interest expense	4,453	11,928	(62.7)%

Income from continuing operations before income taxes	63,091	61,754	2.2%
Provision for income taxes	22,887	23,839	(4.0)%

Income from continuing operations	40,204	37,915	6.0%
Loss from discontinued operations	(934)	(4,065)	NM *

Net Income	$39,270	$33,850	16.0%

Net Income Per Common Share — Basic
Income from continuing operations	$0.79	$0.75	5.3%
Loss from discontinued operations	(0.02)	(0.08)	NM *

	$0.77	$0.67	14.9%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.78	$0.74	5.4%
Loss from discontinued operations	(0.02)	(0.08)	NM *

	$0.76	$0.66	15.2%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	51,294	50,388
Diluted	51,653	51,278

Dividends Declared Per Common Share	$0.390	$0.380

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31,		Increase
	2009	2008	(Decrease)

Revenues
Janitorial	$595,115	$638,508	(6.8)%
Parking	114,721	119,814	(4.3)%
Security	84,501	85,347	(1.0)%
Engineering	75,782	79,616	(4.8)%
Corporate	516	382	35.1%

	$870,635	$923,667	(5.7)%

Operating Profit
Janitorial	$35,043	$31,678	10.6%
Parking	4,968	5,464	(9.1)%
Security	2,751	2,068	33.0%
Engineering	4,857	5,523	(12.1)%
Corporate	(27,121)	(14,788)	83.4%

Operating profit	20,498	29,945	(31.5)%
Other-than-temporary impairment losses on auction rate securities:
Gross impairment losses	3,575	—	NM *
Impairments recognized in other comprehensive income	(2,009)	—	NM *
Interest expense	1,472	3,338	(55.9)%

Income from continuing operations before income taxes	$17,460	$26,607	(34.4)%

	Nine Months Ended July 31,		Increase
	2009	2008	(Decrease)

Revenues
Janitorial	$1,792,879	$1,870,096	(4.1)%
Parking	343,737	356,346	(3.5)%
Security	252,487	248,573	1.6%
Engineering	223,192	240,777	(7.3)%
Corporate	1,523	2,016	(24.5)%

	$2,613,818	$2,717,808	(3.8)%

Operating Profit
Janitorial	$102,248	$82,464	24.0%
Parking	13,969	13,717	1.8%
Security	5,942	4,933	20.5%
Engineering	13,561	13,335	1.7%
Corporate	(66,610)	(40,767)	63.4%

Operating profit	69,110	73,682	(6.2)%
Other-than-temporary impairment losses on auction rate securities:
Gross impairment losses	3,575	—	NM *
Impairments recognized in other comprehensive income	(2,009)	—	NM *
Interest expense	4,453	11,928	(62.7)%

Income from continuing operations before income taxes	$63,091	$61,754	2.2%

*	Not Meaningful

ABM Industries Incorporated
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(in millions, except per share data)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2009	2008	2009	2008
Reconciliation of Adjusted Income from Continuing Operations to Net Income

Adjusted Income from Continuing Operations	$18.7	$15.8	$48.0	$37.7
Items Impacting Comparability, net of taxes	(6.3)	0.5	(7.8)	0.2

Income from Continuing Operations	12.4	16.3	40.2	37.9

Loss (Income) from Discontinued Operations	(0.1)	0.1	(0.9)	(4.1)

Net Income	$12.3	$16.4	$39.3	$33.9 (a)

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted Income from Continuing Operations	$18.7	$15.8	$48.0	$37.7

Items Impacting Comparability

Corporate Initiatives (b)	(5.1)	(6.7)	(17.3)	(14.5)
Third-Party Administrator Legal Settlement	—	—	9.6	—
Insurance Adjustments	(3.5)	7.6	(3.5)	14.8
Credit Loss on Auction Rate Security	(1.6)	—	(1.6)	—

Total Items Impacting Comparability	(10.2)	0.9	(12.8)	0.3
Income Taxes (Expense) Benefit	3.9	(0.4)	5.0	(0.1)

Items Impacting Comparability, net of taxes	(6.3)	0.5	(7.8)	0.2

Income from Continuing Operations	$12.4	$16.3	$40.2	$37.9

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$37.8	$35.0	$104.2	$91.5

Total Items Impacting Comparability	(10.2)	0.9	(12.8)	0.3
Discontinued Operations	(0.1)	0.1	(0.9)	(4.1)
Income Tax	(5.1)	(10.3)	(22.9)	(23.8)
Interest Expense	(1.5)	(3.3)	(4.5)	(11.9)
Depreciation and Amortization	(8.6)	(5.9)	(23.9)	(18.1)

Net Income	$12.3	$16.4 (a)	$39.3 (a)	$33.9

(Continued)
Reconciliation of Adjusted Income from Continuing Operations per Diluted
Share to Income from Continuing Operations per Diluted Share

	Three Months Ended July 31,		Nine Months Ended July 31,
	2009	2008	2009	2008
Adjusted Income from Continuing Operations per Diluted Share	$0.36	$0.31	$0.93	$0.74

Items Impacting Comparability, net of taxes	(0.12)	0.01	(0.15)	—

Income from Continuing Operations per Diluted Share	$0.24	$0.32	$0.78	$0.74

Diluted Shares	51.9	51.7	51.7	51.3

(a)	Does not foot due to rounding

(b)	Corporate initiatives include: (i) costs associated with the implementation of a new payroll and human resources information system, (ii) the upgrade of the Company’s accounting system, (iii) the completion of the corporate move from San Francisco, and (iv) the integration costs associated with OneSource.

ABM Industries Incorporated
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to
Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2009

	Year Ending October 31, 2009
	Low Estimate	High Estimate
	(per diluted share)
Adjusted Income from Continuing Operations per Diluted Share	$1.25	$1.35

Adjustments to Income from Continuing Operations (a)	(0.20)	(0.20)

Income from Continuing Operations per Diluted Share	$1.05	$1.15

(a)	The adjustment to income from continuing operations includes: (i) costs associated with the implementation of a new payroll and human resources information system, the upgrade of the Company’s accounting system, the completion of the corporate move from San Francisco and the integration costs associated with OneSource aggregating ($0.25) per share, unanticipated impact of the insurance expense related to prior years ($0.04) per share and non-cash credit loss charge associated with an auction rate security ($0.02) per share, offset by (ii) the positive settlement with a former third-party administrator of workers’ compensation claims in the amount of $0.11 per share.